EXHIBIT 10.17

             BioQuest International, Inc./ THE AMERICAN PACIFIC BANK
                         Dutch Auction Escrow Agreement


AGREEMENT made as of the __ day of August, 2001, by and between The American Pacific Bank (the "Escrow Agent") and BioQuest International, Inc. (the "Issuer").

1. Property Deposited in Escrow. The Issuer shall establish an escrow account with American Pacific Bank in its capacity as Escrow Agent in Portland, Oregon, entitled "BioQuest IPO Escrow Account" (the "Escrow Account"). All deposits (the "Deposits") of monies put in by bidders, and equal to their total bid amount shall be placed in this non-interest bearing escrow account as part of the bidding process of the Issuer's best-efforts, self-underwritten, Dutch Auction, 1,000,000 share all-or-nothing offering. The Escrow Agent will log on to the online interactive interface as each Bid (and associated Deposit) is received and will enter the Unique Bid Number (the "UBN") which MUST accompany each submission of funds per the online bidding instruction. In the event a UBN does not accompany funds, an email will be sent to the bidder by the Escrow Agent indicating that they need to provide the UBN in order for their bid to be accepted. Assuming monies are received by the Escrow Agent and accompanied by the UBN, then the Escrow Agent will check the total amount of the funds received with the online bid to insure that the totals match. If they do, the bid will be "accepted" and moved online from a "pending" status to an "accepted" status. Funds will be held in the Escrow Account, identified by each UBN, until the close of the auction. In the event funds received are not "good funds", a "denied" status will replace the "pending" status online and the bidder will receive an email indicating the reason for denial. Once the reason for denial has been corrected by the bidder, the Escrow Agent will change the status from "denied" to "accepted". The Escrow Agent shall deliver via email, to all bidders, interim receipts for the amount of funds deposited in the Escrow Account, and copies of such receipts shall be delivered to the Issuer, said interim receipts to be substantially in the form of Exhibit A hereto.

2. Authority of the Escrow Agent. The Escrow Agent shall collect, hold in the Escrow Account, deal with and dispose of the Deposits held by it hereunder in the following manner:

     2.1 If bids and monies for 1,000,000 shares or more have been received during the period of the Dutch Auction (as defined in paragraph 2.6 below), the Auction has been closed as required by the series of algorithms embedded in the licensed technology all monies associated with the Dutch Auction and deposited in the Escrow Account following audit by the Auditor, all monies due to be returned to successful and unsuccessful bidders will be returned to them, be paid over and delivered to the Issuer upon its written request.

     2.2 If bids and monies for less than 1,000,000 shares have been received during the Dutch Auction Offering Period (as defined in paragraph 2.6 below), then the offering will be canceled and all monies deposited in the Escrow Account shall be returned, by check, to all bidders, as soon as provided below.

     2.3 If bids and monies for 1,000,000 shares or more have been received during the Dutch Auction Offering Period (as defined in paragraph 2.6 below), and the Auction is about to be closed, the Issuer will send to each bidder a "confirmation" email announcing the Issuer's intention to close the Auction, and giving them a final opportunity to withdraw any of their bids from the Auction. The body of the email will instruct them to go to www.bioquestipo.com website and to go to their personal bid file under "My Bids" where they will have a final


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          opportunity to cancel their bid(s). Each bidder will be given 24 hours to cancel. Those bids not canceled within the 24 hour time period will continue to be valid as an accepted bid and considered for processing and allocation at the close of the Auction. After the 24 hours time period has expired, all "accepted" bids will be considered for declaration of success and allocation within the Dutch Auction Process.

          The "clearing price," in accordance with the licensed Dutch Auction technology and associated algorithms, will then be determined by beginning with the highest bids and working down until all 1,000,000 shares have been allocated. In case more bids are received than shares are available at the "clearing" (or lowest) price for the 1,000,000 share all-or-nothing offering, shares will be allocated at that dollar bid price on a pro rata basis. The "clearing price" is thus established at the lowest price that all 1,000,000 shares have been allocated, and all bidders at or above the clearing price will be deemed successful bidders.

     2.4 All successful bidders will be notified by email once the Auction has officially closed, the Auction process has been audited and the clearing price has been established. Successful bidders will be told the clearing price which they will pay for their shares (at or below their bid price), and the number of shares allocated to them. Refund checks will then be cut for each successful bidder for the difference between the amount they submitted to the Escrow Agent along with their bids, and the total amount of the shares allocated them multiplied by the clearing price. It is expected that these checks will be cut and mailed no later than 10 business days after the audit has been completed and concurrent clearance by the SEC of Issuer's Post-Effective Amendment relating to the finalized prospectus. All successful bidders will receive a copy of the associated final prospectus concurrently.

     2.5 All unsuccessful bidders, being defined as those who submitted bids below the clearing price, will have 100% of the monies they submitted to the Escrow Agent along with their bids, refunded to them. It is expected that these checks will be cut and mailed no later than 10 business days after the audit has been completed and concurrent clearance by the SEC of Issuer's Post-Effective Amendment relating to the finalized prospectus.

     2.6 The "Offering Period" shall mean a period of not more than 90 days commencing on the date of effectiveness. Since the offering will terminate at a point in time after the 1,000,000 share all-or-nothing minimum has been met and the algorithm embedded in the licensed Dutch Auction technology based upon general market conditions during the period following effectiveness of the registration statement indicates when the auction will close, the offering is subject to termination before the 90 days. The Issuer shall give the Escrow Agent prompt notice of when the Dutch Auction commences.

     2.7 Prior to delivery of the escrowed Deposits to the Issuer as described above, neither the Escrow Agent nor the Issuer shall have any title to or interest in the Deposits in the Escrow Account or in any interest earned thereon and such Deposits and interest shall under no circumstances be subject to the liabilities or indebtedness of the Issuer or the Escrow Agent.

     2.8 The Escrow Agent shall cause all Deposits deposited with it pursuant to this Agreement to be maintained and invested as the Issuer shall from time to time direct by written instrument delivered to the Escrow Agent, in certificates of deposit, savings accounts (of banks including the Servicing Agent) or direct United States Government obligations which can be readily liquidated on twenty-four hours notice so that 100% of the Deposits so deposited can, if necessary, be



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          returned to bidders (as defined in paragraphs  2.4 and 2.5 above).  It is expressly agreed that the Escrow Agent is not guaranteeing that any interest or profits will accrue on the funds deposited under this Agreement. If the 100% of the Deposits so deposited are not realized upon such liquidation, the Issuer shall pay the difference into the Escrow Account for distribution to the bidders. The Escrow Agent shall incur no liability for any loss suffered so long as it follows such directions.

     2.9 At any time prior to the termination of this Agreement, for whatever reason, the Issuer may notify the Escrow Agent that a bid of a bidder has not been accepted or has only been partially accepted, and the Issuer may direct the Escrow Agent to return as soon thereafter as may be practicable any Deposits held in the Escrow Account for the benefit of such bidder directly to such bidder, without interest. If any check transmitted to the Escrow Agent in connection with a bid shall remain uncollected for any reason, the Escrow Agent shall return such check, together with any other material or documents received by it in connection with the bid, to the Issuer.

          2.9.1The  Escrow  Agent  shall not be  obligated  to inquire as to the form, manner of execution or validity of any documents herewith or hereafter deposited pursuant to the provisions hereof, nor shall the Escrow Agent be obligated to inquire as to the identity, authority or rights of the persons executing the name. In case of conflicting demands upon it, the Escrow Agent may withhold performance under this Agreement until such time as said conflicting demands shall have been withdrawn or the rights of the respective parties shall have been settled by court adjudication, arbitration, joint order or otherwise.

          2.9.2The Escrow Agent shall not be required to separately record on its books the name, address and amount of each bid as received, but shall keep the lists delivered to it pursuant to paragraph 1 above.

          2.9.3The Escrow Agent may delegate to TransferOnline,  Inc., Servicing
               Agent to the Escrow Agent and Issuer, certain of its administrative functions relating to investors and associated reporting and communications activities, including those contained in Exhibit C to this Escrow Agreement. In no case may those delegated functions be deemed to constitute custody and control of investor funds.

3. Fees and Expenses of Escrow Agent. The fees and expenses of the Escrow Agent shall be as determined in accordance with the fee schedule annexed as the attached Exhibit B. All fees and expenses referred to in this paragraph shall be paid by the Issuer, subject to reimbursement by the Issuer.

4. Liability of Escrow Agent; Standard of Care. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith in accordance with the advice of its counsel and in no event shall it be liable or responsible except for its own negligence or willful misconduct. Specifically, the Escrow Agent shall be entitled to rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to any instruction, order, judgement, certification, affidavit, demand, notice, opinion, instrument or other writing delivered to it hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document.

5. Indemnification of Escrow Agent. The Issuer agrees to indemnify and hold harmless the Escrow Agent and its officers, employees and agents from and against reasonable fees and expenses of the Escrow Agent, including but not limited to judgments, reasonable attorneys' fees and other liabilities



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     which the Escrow  Agent may incur or sustain by reason of or in  connection with this Agreement. Specifically, the Issuer agrees to reimburse the Escrow Agent for, and to indemnify and hold harmless the Escrow Agent from, against and with respect to, any and all loss, liability, damage, claim or expense that the Escrow Agent may suffer or incur in connection with
     agreeing  to  these  Escrow   Instructions   and  the  performance  of  its
     obligations hereunder or otherwise in connection therewith, except to the extent such loss, liability, damage, claim or expense arises from the gross negligence or willful misconduct of the Escrow Agent. The Escrow Agent shall be reimbursed for the reasonable cost of all legal fees and costs incurred by it in acting as the Escrow Agent hereunder.

6. Representations and Warranties of the Issuer and the Escrow Agent. Each of the Issuer and the Escrow Agent warrants to and agrees that, unless otherwise expressly set forth in this Agreement, there is no security interest in the Deposits or any part thereof; no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Deposits or any part thereof; and the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Deposits or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Deposits or any part thereof.

7. Escrow Agent's Compliance with Court Orders, Etc. If any property subject hereto is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order or in case any order, writ, judgment or decree shall be made or entered by any court affecting such property, or any part hereof, then in any of such events, the Escrow Agent is authorized to rely upon and comply with any such order, writ, judgment or decree about which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

8.   Resignation of Escrow Agent.

     8.1 The Escrow Agent may resign by giving ten days written notice to the Issuer by certified mail, return receipt requested, sent to the undersigned at their respective addresses herein set forth; and thereafter, shall deliver all remaining deposits in the Escrow Account to a successor escrow agent acceptable to all other parties hereto, which acceptance shall be evidenced by the joint written and signed order of the undersigned. If no such order is received by the Escrow Agent within thirty days after mailing such notice, it is unconditionally and irrevocably authorized and empowered to send any and all items deposited hereunder by registered mail to the respective depositors thereof.

     8.2 The Escrow Agent and any successor escrow agent may at any time resign as such by delivering the Deposits to either i) any successor escrow agent designated in writing by the parties hereto or ii) any court having competent jurisdiction. Upon its resignation and delivery of the Deposits, the Escrow Agent shall be discharged of, and from, any and all further obligations arising in connection with the escrow contemplated by these Escrow Instructions.

9. Duties. The duties of the Escrow Agent are only as herein specifically provided, and are purely ministerial in nature. The Escrow Agent shall neither be responsible for or under, nor chargeable with any knowledge of, the terms and conditions of any other agreement, instrument or document in connection herewith except as required to act in respect of the Deposits



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


     only as provided in these Escrow Instructions. These Escrow Instructions set forth all the obligations of the Escrow Agent with respect to any and all matters pertinent to the escrow contemplated hereunder and no additional obligations of the Escrow Agent shall be implied from the terms hereof or any other agreement or instrument. The Escrow Agent shall incur no liability in connection with the discharge of its obligations hereunder or otherwise in connection therewith, except such liability as may arise from gross negligence or willful misconduct of the Escrow Agent.

10. Advice of Counsel. The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advise of such counsel.

11. No Oral Notification. The Escrow Agent shall not be bound by any modification, cancellation or rescission of these Escrow Instructions unless in writing and signed by the Escrow Agent and the Issuer.

12. Supplemental Instructions. The Escrow Agent requires any further instruments or instructions to effectuate these Escrow Instructions or obligations in respect hereof, the necessary parties hereto shall join in furnishing the same.

13. Right to Represent Other Parties. The Escrow Agent shall have the right to represent any party hereto in any dispute between the parties hereto with respect to the Deposits or otherwise.

14. Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. Nothing contained herein, express or implied, shall give to anyone, other than the parties hereto and their respective permitted successors and assigns, any benefit, or any legal or equitable right, remedy or claim, under or in respect of this Agreement or the escrow contemplated hereby.

15. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an integral original part of one and the same original instrument.

16. Survival of Rights. The rights of the Escrow Agent contained herein, including without limitation the right to indemnification, shall survive the resignation of the Escrow Agent and the termination of the escrow contemplated hereunder.

17. Amendments. The Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Agreement and shall not be subject to, nor obliged to recognize, any other agreement between, or direction or instruction of, any or all of the parties hereto unless reference thereto is made herein; provided, however, with the Escrow Agent's written consent, this Agreement may be amended at any time or times by an instrument in writing signed by all of the undersigned.

18. Governing Law; Waiver of Trial by Jury. This Agreement shall be construed, enforced and administered in accordance with the laws of Oregon applicable to contracts made and to be performed in that State. All actions against the Escrow Agent arising under or relating to this agreement shall be brought against the Escrow Agent exclusively in the appropriate court in Multnomah County, State of Oregon. TO THE FULL EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THESE ESCROW INSTRUCTIONS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING



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

     STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO, THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ESCROW AGENT ENTERING INTO THIS AGREEMENT.

19. Effectiveness. This Agreement shall not become effective (and the Escrow Agent shall have no responsibility hereunder except to return the property deposited in the Escrow Account to the bidders) until the Escrow Agent shall have received a certificate as to the names and specimen signatures of the Issuer and shall have advised the Issuer in writing that the same are in form and substance satisfactory to the Escrow Agent.

20.  Termination.   This  agreement  shall  terminate  upon  completion  of  the obligations provided in either paragraphs 2.1 or 2.2 hereof or as otherwise provided by written instruction from the Issuer to the Escrow Agent.

21. Notices.
    --------

     21.1 Any notice required or permitted to be given hereunder shall be effective when delivered by messenger, or dispatched by certified mail, return receipt requested, cable or telex, to the respective party at its address specified below, namely: if to the Escrow Agent, addressed to it at 315 S.W. Fifth Avenue - Suite 201, Portland, Oregon 97204, Attn: David T. Chen; if to the Servicing Agent, addressed to it at 227 S.W. Pine Street - Suite 300, Portland, Oregon 97204, Attn:
          Lori Livingston; and if to the Issuer, addressed to it at P.O. Box 15, Fairfax Station, Virginia 22309, Attn: Pete Ewens, or to such other address as such party may have furnished in writing to each of the other parties hereto.

     21.2 Notices to or from the Escrow Agent hereunder shall be in writing and shall not be deemed to be given until actually received by the Escrow Agent or by the person to whom it was mailed, respectively. Whenever under the terms hereof the time for giving notice or performing an act falls upon a Saturday, Sunday or bank holiday, such time shall be extended to the Escrow Agent's next business day.


Parties to the Escrow

BIOQUEST INTERNATIONAL, INC.

By: ____________________________
    Peter J. Ewens, Chairman and CEO


THE AMERICAN PACIFIC BANK

By: __________________________________
    Authorized Officer



SERVICING AGENT FUNCTION ACCEPTED

TRANSFERONLINE, INC.

By: __________________________
    Lori Livingston, President




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                                                                     Exhibit A




                              ______________, 2001


Bidder Address
--------------
--------------
--------------


Re:      BioQuest International, Inc. ("Issuer")

Dear Bidder:

     This letter is to acknowledge receipt of your bid for ________ shares of Issuer at $____ per share (with aggregate deposits of $______________) which are being held in the Issuer's Escrow Agent in the manner described in the Issuer's September ___, 2001 Prospectus until termination of the offering. If you have any questions concerning your bid, please call us at ( ) ____ - _______.


                                       BIOQUEST INTERNATIONAL, INC.


                                       By: ____________________________
                                           Peter J. Ewens, Chairman and CEO











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                                                                     Exhibit B











                         Escrow Agent Fees and Expenses













                                [To be provided]



















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





                                                                      Exhibit C

                              [BioQuest Stationary]

August ___, 2001

Lori Livingston, President
TransferOnline, Inc.
227 S.W. Pine Street - Suite 300
Portland, Oregon 97204

Re:      BioQuest International, Inc. ("Issuer") Servicing Agent Agreement

Dear Ms. Livingston:

We request that TransferOnline, Inc. act as the Servicing Agent for the referenced Dutch Auction. Although you will act as the Issuer's and Escrow Agent's Servicing Agent, you will not be responsible for the investment of the escrowed funds during the escrow period or for calculating shares allocated to bidders. We would then request that you provide the following services which we understand would be handled through American Pacific Bank's Trust Custody Division with which you will be working directly.

These services including:

1. Checks shall be delivered by bidders to the Escrow Agent, then listed and forwarded, along with copies of listed bidders, to both the Servicing Agent and the Issuer.

2. Upon receipt, the Escrow Agent will deposit the checks in the Escrow Account and determine the availability of funds of the checks so deposited and the Servicing Agent will so verify based on statements provided by the Escrow Agent.

3. After it has been determined that the funds are "good," the Servicing Agent will notify the Issuer and request instructions regarding investment. The Trust Custody Division of the Escrow Agent will execute the transactions for the Escrow Account based on the Issuer's instructions. The Trust Custody Division will confirm, if requested, securities held by the Servicing Agent for the Escrow Account based upon any written instructions from the Escrow Agent.

4. Servicing Agent will be referred and handle all incoming shareholder questions with regard to the escrow component of the bidding process.

5. Consistent with Section 2.4 and 2.5 of the Escrow Agreement between Issuer and Escrow Agent (which Agreement is hereby incorporated by reference), the Servicing Agent will coordinate having the Escrow Agent draw checks for the amounts to be paid to the bidders and send them to the Issuer for signature and distribution promptly after the Dutch Auction's final prospectus is cleared by the SEC pursuant to Issuer's associated Post-Effective Amendment.

6.   Servicing  Agent  will act in an  administrative  capacity  in all  matters
     relating  to  investors  and   associated   reporting  and   communications
     activities.

7. Servicing Agent will provide supplemental, administrative services to the Escrow Agent as requested or instructed by the Escrow Agent.

8. The Servicing Agent will act in an administrative capacity in all matters relating to investors and associated reporting and communications activities. At no time will the Servicing Agent act in any capacity which would give it custody or control of investor funds received by the Escrow Agent as outline in the Escrow Agreement.



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For the above mentioned services, the Issuer will pay to the Servicing Agent the fees outlined in Attachment A, Servicing Agent Fee Schedule. We acknowledge that any fees due Servicing Agent for their services will be paid directly to TransferOnline, Inc..


                                       BIOQUEST INTERNATIONAL, INC.


                                       By: ____________________________
                                           Peter J. Ewens, Chairman and CEO

cc:  David T. Chen, American Pacific Bank





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                                                                   Attachment A







                          Servicing Agent Fee Schedule












                                [To be provided]















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